Exhibit 1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Date: July 11, 2022

NA 2021 GRAT /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
NA 2021 TRUST /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
NA CHARITABLE TRUST /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
SA 2021 GRAT /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
SA 2021 TRUST /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
SA CHARITABLE TRUST /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
ABDOU FAMILY TRUST /s/ Sherif Abdou
Name: Sherif Abdou, M.D. Title: Trustee
/s/ Sherif Abdou Sherif Abdou, M.D.

/s/ Nahed N. Abdou Nahed N. Abdou